

<ARTICLE>5
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Statement of Operations, the Consolidated Balance Sheet and the
Notes to Consolidated Financial Statements, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0001080403
<NAME>                        Legal Club of America Corp.
<MULTIPLIER>                  1
<CURRENCY>                    US

<PERIOD-TYPE>                        3-MOS
<FISCAL-YEAR-END>                    JUN-30-2001
<PERIOD-START>                       JUL-01-2000
<PERIOD-END>                         Sep-30-2000
<EXCHANGE-RATE>                                1
<CASH>                                   295,000
<SECURITIES>                             110,000  <F1>
<RECEIVABLES>                            288,000
<ALLOWANCES>                             (50,000)
<INVENTORY>                                    0
<CURRENT-ASSETS>                         754,000
<PP&E>                                   746,000
<DEPRECIATION>                           167,000
<TOTAL-ASSETS>                         1,367,000
<CURRENT-LIABILITIES>                  2,274,000
<BONDS>                                   96,000  <F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                   2,000
<OTHER-SE>                            (1,005,000) <F3>
<TOTAL-LIABILITY-AND-EQUITY>           1,367,000
<SALES>                                  666,000
<TOTAL-REVENUES>                         666,000
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                       1,265,000
<LOSS-PROVISION>                           3,000
<INTEREST-EXPENSE>                        16,000
<INCOME-PRETAX>                         (609,000)
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                     (609,000)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                            (609,000)
<EPS-BASIC>                                (0.03)
<EPS-DILUTED>                              (0.03)

<F1>  Restricted cash. Refer to Note 1 to the Consolidated Financial Statements.
<F2>  Consists of capital leases.
<F3>  Includes subscriptions receivable of $462,000.
